Exhibit 99.1

Insulet Reports First Quarter 2020 Revenue Increase of 24% Year-Over-Year

Includes Total Omnipod Revenue Growth of 33%

ACTON, Mass.--(BUSINESS WIRE)--May 7, 2020--Insulet Corporation (NASDAQ: PODD) (Insulet or the Company), the global leader in tubeless insulin pump technology with its Omnipod® Insulin Management System (Omnipod System), today announced financial results for the three months ended March 31, 2020.

First Quarter Financial Highlights:

  First quarter 2020 revenue of $198.0 million, up 24.1%, or 25.3% in constant currency1, compared to $159.6 million in the prior year, exceeds guidance of 17% to 20% revenue growth, or 18% to 21% on a constant currency basis
    Total Omnipod revenue of $189.7 million, an increase of 32.7%, or 34.0% in constant currency
      U.S. Omnipod revenue of $116.6 million, an increase of 35.4%
      International Omnipod revenue of $73.1 million, an increase of 28.5%, or 31.9% in constant currency
    Drug Delivery revenue of $8.3 million, a decrease of 50.0%
  Gross margin of 64.1%, down 280 basis points, including an approximate 160 basis point impact due to COVID-19 related safety and mitigation costs
  Net loss of $2.1 million, or $(0.03) per diluted share, compared to net income of $4.4 million, or $0.07 per diluted share, in the prior year
  Adjusted EBITDA1 of $24.3 million or 12.3% of revenue, compared to $20.4 million or 12.8% of revenue in the prior year

Recent Strategic Highlights:

  Broadened the Company’s financial assistance program to ensure those who rely on Omnipod can remain on product
  Built extensive virtual training and support capabilities to continue to service new and existing customers across the globe
  Achieved record first quarter U.S. new Omnipod starts and revenue growth
  Began production of sellable product on second U.S. manufacturing line, ahead of plan

“Our thoughts are with all those affected by COVID-19 and our gratitude goes out to the medical professionals and first responders on the front lines during this unprecedented time,” said Shacey Petrovic, President and Chief Executive Officer. “I am proud of the way our employees have rapidly adjusted to the realities of the COVID-19 pandemic, responding with resilience and compassion and maintaining an unwavering focus on our mission to improve the lives of people with diabetes.”

Ms. Petrovic continued, “Insulet entered 2020 with positive momentum, making progress toward our strategic objectives and achieving strong revenue growth ahead of expectations. The efficiency and redundancy we have built in our supply chain and manufacturing operations enabled us to meet customer demand without interruption during this challenging time. We believe that our proven, durable annuity business model will continue to generate double-digit revenue growth in 2020. We remain confident we have the right strategic framework to effectively advance our mission, drive sustainable long-term growth throughout our global business, and to continue to create shareholder value.”

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1 See description of non-GAAP financial measures contained in this release.

2020 Outlook:

It is difficult to accurately predict the progression of COVID-19 and the extent of the resulting disruption. However, given the benefit of Insulet’s recurring revenue model, results through April, and available macro information, the Company is issuing guidance. The Company assumed that the most significant impact on new global Omnipod starts is in the second quarter. The Company has also assumed the pandemic and recessionary headwinds will persist throughout 2020, with an estimated gradual recovery starting in the third quarter as economies begin to open and customers are able to resume more normal physician meetings. As a result of the durability of its annuity business model, the Company expects strong revenue growth to continue in the second quarter and be most impacted in the second half of 2020.

Revenue Guidance:

  For the year ending December 31, 2020, the Company is guiding to approximately 15% in constant currency, at the low end of its total Company revenue growth range that was previously provided on February 25, 2020 (15% to 19% in constant currency). By product line, the Company now expects:
    Total Omnipod to be approximately 18% in constant currency, at the low end of the range previously provided of 18% to 22%
      U.S. Omnipod to be approximately 19%, near the lower end of the range previously provided of 18% to 22%
      International Omnipod to be approximately 16% in constant currency, compared to the range previously provided of 18% to 22%
    Drug Delivery to be in the middle of the previously provided range of a 15% to 20% decline
  For the quarter ending June 30, 2020, the Company expects revenue growth of 19% to 23% in constant currency. Revenue growth ranges by product line are:
    Total Omnipod of 19% to 23% in constant currency
      U.S. Omnipod of 21% to 25%
      International Omnipod of 15% to 19% in constant currency
    Drug Delivery of 18% to 22%

Adjusted EBITDA:

For the year ending December 31, 2020, the Company is reaffirming its expectation of Adjusted EBITDA as a percentage of revenue in the mid-teens, now closer to the low end of the range.

Conference Call:

Insulet will host a conference call at 4:30 p.m. (Eastern Time) on May 7, 2020 to discuss the financial results and outlook. The link to the live call will be available on the Investor Relations section of the Company’s website at http://investors.insulet.com, “Events and Presentations,” and will be archived for future reference. The call may also be accessed by dialing (844) 831-3022 for domestic callers or (315) 625-6887 for international callers, passcode 1356367.

About Insulet Corporation:

Insulet Corporation (NASDAQ: PODD), headquartered in Massachusetts, is an innovative medical device company dedicated to making the lives of people with diabetes and other conditions easier through the use of its Omnipod product platform. The Omnipod Insulin Management System provides a unique alternative to traditional insulin delivery methods. With its simple, wearable design, the disposable Pod provides up to three days of non-stop insulin delivery, without the need to see or handle a needle. Insulet also leverages the unique design of its Pod by tailoring its Omnipod technology platform for the delivery of non-insulin subcutaneous drugs across other therapeutic areas. For more information, please visit: www.insulet.com and www.omnipod.com.

Non-GAAP Financial Measures:

The Company uses the following non-GAAP financial measures:

  Constant currency revenue growth, which represents the change in revenue between current and prior year periods using a constant currency, the exchange rate in effect during the applicable prior year period. Insulet presents constant currency revenue growth because management believes it provides meaningful information regarding the Company’s results on a consistent and comparable basis. Management uses this non-GAAP financial measure, in addition to financial measures in accordance with generally accepted in the United States (GAAP), to evaluate the Company’s operating results. It is also one of the performance metrics that determines management incentive compensation.
  Adjusted EBITDA, which represents net (loss) income plus net interest expense, income tax (benefit) expense, depreciation and amortization, stock-based compensation and other significant unusual items, as applicable. Insulet presents Adjusted EBITDA because management uses it as a supplemental measure in assessing the Company’s operating performance, and the Company believes that it is helpful to investors, securities analysts and other interested parties as a measure of comparative operating performance from period to period. The Company recognizes Adjusted EBITDA as a commonly used measure in determining business value and as such, uses it internally to report results. It is also one of the performance metrics that determines management incentive compensation.

These non-GAAP financial measures should be considered supplemental to, and not a substitute for, the Company’s reported financial results prepared in accordance with GAAP. Furthermore, the Company’s definition of these non-GAAP measures may differ from a similarly titled measures used by others. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, Insulet strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety.

The Company does not provide a reconciliation of Adjusted EBITDA to net income on a forward-looking basis because it is unable to estimate, with reasonable certainty and without unreasonable efforts, any unusual or unanticipated charges, expenses or gains. These items are uncertain, depend on various factors, and could be material to the Company’s GAAP results.

Forward-Looking Statements:

The 2020 financial results contained in this news release are subject to finalization in connection with the preparation of the Company’s Form 10-Q for the quarter ended March 31, 2020. This press release contains forward-looking statements concerning Insulet’s expectations, anticipations, intentions, beliefs or strategies regarding the future. These forward-looking statements are based on its current expectations and beliefs concerning future developments and their potential effects on Insulet. There can be no assurance that future developments affecting Insulet will be those that it has anticipated.

These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Insulet’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: risks associated with public health crises and pandemics, such as the COVID-19 global pandemic, including the duration of the outbreak, government actions and restrictive measures implemented in response, supply chain disruptions, delays in clinical trials, and other impacts to the business, or on the Company’s ability to execute business continuity plans; risks associated with the Company’s dependence on its principal product platform, the Omnipod System; the Company’s ability to design, develop, manufacture and commercialize future products; Insulet’s ability to reduce production costs and increase customer orders and manufacturing volumes; adverse changes in general economic conditions; the impact of healthcare reform laws; supply problems or price fluctuations with sole source or third-party suppliers on which Insulet is dependent; the potential establishment of a competitive bid program for conventional insulin pumps; failure by Insulet to retain key supplies and/or supplier pricing discounts and achieve satisfactory gross margins; international business risks, including regulatory, commercial and logistics risks associated with the Company selling its products in Europe in light of the uncertainty related to the separation of the United Kingdom from the European Union (Brexit); Insulet’s inability to secure and retain adequate coverage or reimbursement from third-party payors for the Omnipod System or future products and potential adverse changes in reimbursement rates or policies relating to the Omnipod System or future products; failure to retain key payor partners and their members; adverse effects resulting from competition; technological change and product innovation adversely affecting the Company’s business; changes to or termination of Insulet’s license to incorporate a blood glucose meter into the Omnipod System or its inability to enter into new license or other agreements with respect to the Omnipod System’s current or future features; challenges to the future development of our non-insulin drug delivery product line; Insulet’s ability to protect its intellectual property and other proprietary rights; conflicts with the intellectual property of third parties, including claims that Insulet’s current or future products infringe or misappropriate the proprietary rights of others; adverse regulatory or legal actions relating to the Omnipod System or future products; failure of Insulet’s contract manufacturers or component suppliers to comply with the U.S. Food and Drug Administration’s quality system regulations; the potential violation of the U.S. Foreign Corrupt Practices Act or any other federal, state or foreign anti-bribery/anti-corruption laws or laws prohibiting “kickbacks” or protecting the confidentiality of health information or other protected personal information, or any challenge to or investigation into Insulet’s practices under these laws; product liability and other lawsuits that may be brought against Insulet, including stemming from off-label use of its product; breaches or failures of its product or information technology systems, including by cyber attack; reduced retention rates of our customer base; unfavorable results of clinical studies relating to the Omnipod System or future products, or the products of Insulet’s competitors; future publication of articles or announcement of positions by diabetes associations or other organizations that are unfavorable to the Omnipod System; the concentration of Insulet’s manufacturing operations and storage of inventory in a limited number of locations; Insulet’s ability to attract and retain personnel; Insulet’s ability to scale its business to support revenue growth; fluctuations in quarterly results of operations; risks associated with potential future acquisitions or investments in new businesses; Insulet’s ability to generate sufficient cash to service all of its indebtedness or raise additional funds on acceptable terms or at all; the expansion of Insulet’s distribution network; the volatility of the trading price of Insulet’s common stock; risks related to future sales of its common stock or the conversion of any of the Convertible Senior Notes; potential limitations on Insulet’s ability to use its net operating loss carryforwards; anti-takeover provisions in its organizational documents; and other risks and uncertainties described in its Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission in February 2020 in the section entitled “Risk Factors,” and in its other filings from time to time with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of its assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Insulet undertakes no obligation to publicly update or revise any forward-looking statements.

INSULET CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended March 31,
(dollars in millions, except per share data)	2020	2019
Revenue	$198.0	$159.6
Cost of revenue	71.1	52.9
Gross profit	126.9	106.7
Research and development expenses	35.5	32.5
Selling, general and administrative expenses	83.9	66.9
Operating income	7.5	7.3
Interest expense, net	(10.1)	(4.8)
Other income, net	—	2.2
(Loss) income before income taxes	(2.6)	4.7
Income tax benefit (expense)	0.5	(0.3)
Net (loss) income	$(2.1)	$4.4

Net (loss) income per share:
Basic	$(0.03)	$0.07
Diluted	$(0.03)	$0.07
Weighted-average number of common shares outstanding (in thousands):
Basic	62,884	59,355
Diluted	62,884	61,148

INSULET CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(dollars in millions)	March 31, 2020	December 31, 2019
ASSETS
Cash, cash equivalents and short-term investments	$321.6	$376.1
Accounts receivable, net	80.1	69.3
Inventories	95.7	101.0
Prepaid expenses and other current assets	43.9	44.6
Total current assets	541.3	591.0
Long-term investments	60.8	58.4
Property, plant and equipment, net	412.4	399.4
Goodwill and other intangible assets, net	52.0	53.0
Other assets	41.7	41.1
Total assets	$1,108.2	$1,142.9
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$36.4	$54.5
Accrued expenses and other current liabilities	94.0	103.2
Total current liabilities	130.4	157.7
Convertible debt, net	899.0	887.9
Other liabilities	19.8	21.4
Total liabilities	1,049.2	1,067.0
Stockholders’ Equity	59.0	75.9
Total liabilities and stockholders’ equity	$1,108.2	$1,142.9

INSULET CORPORATION NON-GAAP RECONCILIATIONS (UNAUDITED)

CONSTANT CURRENCY

	Three Months Ended March 31,
(dollars in millions)	2020	2019	Percent Change	Currency Impact	Constant Currency
Revenue:
U.S. Omnipod	$116.6	$86.1	35.4%	—%	35.4%
International Omnipod	73.1	56.9	28.5%	(3.4)%	31.9%
Total Omnipod	189.7	143.0	32.7%	(1.3)%	34.0%
Drug Delivery	8.3	16.6	(50.0)%	—%	(50.0)%
Total	$198.0	$159.6	24.1%	(1.2)%	25.3%

ADJUSTED EBITDA

	Three Months Ended March 31,
(dollars in millions)	2020	2019
Net (loss) income	$(2.1)	$4.4
Interest expense, net	10.1	4.8
Income tax (benefit) expense	(0.5)	0.3
Depreciation and amortization	8.9	5.1
Stock-based compensation	7.9	5.8
Adjusted EBITDA	$24.3	$20.4

INSULET CORPORATION REVENUE GUIDANCE RECONCILIATIONS (UNAUDITED)

FULL YEAR 2020

	Revenue Growth GAAP	Currency Impact	Constant Currency
U.S. Omnipod	19%	—%	19%
International Omnipod	14%	(2)%	16%
Total Omnipod	17%	(1)%	18%
Drug Delivery	(15 - 20)%	—%	(15 - 20)%
Total	14%	(1)%	15%

Q2 2020

	Low			High
	Revenue Growth GAAP	Currency Impact	Constant Currency	Revenue Growth GAAP	Currency Impact	Constant Currency
U.S. Omnipod	21%	—%	21%	25%	—%	25%
International Omnipod	13%	(2)%	15%	17%	(2)%	19%
Total Omnipod	18%	(1)%	19%	22%	(1)%	23%
Drug Delivery	18%	—%	18%	22%	—%	22%
Total	18%	(1)%	19%	22%	(1)%	23%

Contacts

Investor Relations Contact:
Deborah R. Gordon
Vice President, Investor Relations
(978) 600-7717
dgordon@insulet.com

Media Contact:
Angela Wiczek
Senior Director, Corporate Communications
(978) 932-0611
awiczek@insulet.com